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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K


                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      April 28, 1997
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                         ECHOSTAR COMMUNICATIONS CORPORATION
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                  (Exact name of registrant as specified in charter)


         NEVADA                        0-26176                  88-0336997
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                     Identification No.)


    90 INVERNESS CIRCLE EAST, ENGLEWOOD, COLORADO                    80112
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         (Address of principal executive offices)                 (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE         (303) 799-8222
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                                    Not Applicable
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            (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

    On April 28, 1997, EchoStar Communications Corporation issued the following press release:

                         ECHOSTAR REGULATORY FILINGS DELAYED
                         -----------------------------------

    The submission of applications for regulatory approval of the The News Corporation Limited ("News Corp.") investment in EchoStar Communications Corporation ("EchoStar," NASDAQ:DISH), has been delayed. EchoStar and News Corp. had planned Hart-Scott-Rodino and Federal Communications Commission filings in connection with the transaction by the end of April 1997. However, late Friday, April 25, 1997, News Corp. informed EchoStar that it does not intend to proceed with its investment in EchoStar unless EchoStar commits to abandon its current Nagra, S.A. conditional access system. News Corp. has requested that EchoStar instead use a News Corp. conditional access system. EchoStar has requested additional information from News Corp. to further consider whether the News Corp. conditional access system can meet the criteria for use set out in the binding letter agreement between the parties dated February 19, 1997 (the "Agreement").

    News Corp. has also informed EchoStar that it believes other matters must be resolved between the parties before News Corp. will proceed with the transaction. While EchoStar is hopeful that News Corp. will honor its obligations under the Agreement, a new timetable for regulatory filings has not been set and there can be no assurance that News Corp. will proceed with an investment in EchoStar.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             ECHOSTAR COMMUNICATIONS CORPORATION


Date:    April 28, 1997                          By:  /S/ DAVID K. MOSKOWITZ
    --------------------------------                ---------------------------
                                                         David K. Moskowitz
                                                      Senior Vice President and
                                                           General Counsel